Exhibit 99.1

Gulf Resources Hosts NASDAQ Listing Dinner Celebration in Hong Kong

NEW YORK and SHANDONG, China, Nov. 4 /PRNewswire-Asia-FirstCall/ -- Gulf Resources, Inc. (Nasdaq: GFRE - News; "Gulf Resources" or the "Company"), a leading manufacturer of bromine, crude salt and specialty chemical products in China, today announced that the Company hosted a dinner event to celebrate its successful NASDAQ listing on Monday, November 2, 2009 in Hong Kong. As the first company from Shouguang city to be listed on NASDAQ, Gulf Resources has garnered strong support and interest from the local government. The Mayor and Vice Mayors of Shouguang city, representatives of local government branches, investors, and the NASDAQ Asia-Pacific head attended the reception.

"Gulf Resources is the first company from Shouguang city to be listed on NASDAQ Global Select Market. On behalf of the Shouguang municipal government and its population, I want to congratulate Gulf Resources for reaching this milestone," said the Mayor of Shouguang City, Shandong Province. "We are very supportive of Gulf Resources and its role in consolidating the bromine industry in China. We have a positive outlook on Gulf's ability to increase its market share in the industry. With the support of the local government and NASDAQ, Gulf Resources will solidify its leadership and develop more innovative products in the bromine, crude salt and specialty chemical segments."

"I want to acknowledge the hard work and dedication of Gulf Resources management and thank the leaders from municipal government, investors, NASDAQ and other friends for their long-term support. Gulf Resources has grown from a small bromine producer into a solid market leader in China," said Mr. Xiaobin Liu, Chief Executive Officer of Gulf Resources. "As we have reached another milestone with the NASDAQ listing, we will focus on continued growth to improve our core advantage and profitability, and maximize value for our shareholders."

About Gulf Resources, Inc.

Gulf Resources, Inc. operates through two wholly-owned subsidiaries, Shouguang City Haoyuan Chemical Company Limited ("SCHC") and Shouguang Yuxin Chemical Industry Co., Limited ("SYCI"). The Company believes that it is one of the largest producers of bromine in China. Elemental Bromine is used to manufacture a wide variety of compounds utilized in industry and agriculture. Through SYCI, the Company manufactures chemical products utilized in a variety of applications, including oil & gas field explorations and as papermaking chemical agents. For more information about the Company, please visit http://www.gulfresourcesinc.cn

Forward-Looking Statements

Certain statements in this news release contain forward-looking information about Gulf Resources and its subsidiaries business and products within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. The actual results may differ materially depending on a number of risk factors including, but not limited to, the general economic and business conditions in the PRC, future product development and production capabilities, shipments to end customers, market acceptance of new and existing products, additional competition from existing and new competitors for bromine and other oilfield and power production chemicals, changes in technology, the ability to make future bromine asset purchases, and various other factors beyond its control. All forward-looking statements are expressly qualified in their entirety by this Cautionary Statement and the risks factors detailed in the Company's reports filed with the Securities and Exchange Commission. Gulf Resources undertakes no duty to revise or update any forward-looking statements to reflect events or circumstances after the date of this release.

For more information, please contact:

Gulf Resources, Inc.
David Wang, VP of Finance
Email:	davidw@gulfresourcesinc.cn
gfre.2008@vip.163.com

Helen Xu
Email:	xuhy@gulfresourcesinc.cn
beishengrong@vip.163.com
Web:	http://www.gulfresourcesinc.cn/

CCG Investor Relations
Mr. Crocker Coulson, President
Tel:	+1-646-213-1915
Email:	crocker.coulson@ccgir.com

Ms. Linda Salo, Financial Writer
Tel:	+1-646-922-0894
Email:	linda.salo@ccgir.com
Web:	http://www.ccgirasia.com/